                                  Exhibit 12-A
                                   Page 1 of 6


                                                   BOOK  54 PAGE 1007
                                                               BOOK  17 PACE 715

                                                                    Filed
                                                                MAR 17 1993
                                                             IN THE OFFICE OF
                                                            SECRETARY OF STATE
                                                               WEST VIRGINIA


                            ARTICLES OF INCORPORATION

                                       OF

                          HAWG HAULING & DISPOSAL, INC.

      I. The undersigned agrees to become a corporation by the name of

                          HAWG HAULING & DISPOSAL, INC.

      II. The address of the principal Office of the Corporation will be located at Route 1, BOX 84A, Buckhannon, Upshur County, West Virginia, 26201.

      III. The purpose or purposes for which the Corporation is formed are as follows:

            1. To collect, gather, transport, save, treat, process, store, sell, inject and dispose of water, brine, fluids and other waste products or discharge generated in the search for or production of oil, gas, natural gasoline, casing-head gas, condensate and related hydrocarbons; and to acquire, drill, convert, operate, lease, sell, assign and/or plug and abandon waste disposal wells for the injection and disposal of said water, brine, fluids and other waste products or discharge.

            2. To engage in businesses and activities of all kinds without restriction, at all places within the United States for every purpose and in every manner including, but without limitation for itself as principal, agent, joint venturer, partner, lessor, lessee, consignee, wholesaler, jobber, retailer, factor, broker, distributor, dealer, franchise holder, and in every other manner and capacity, under its own name and/or under a trade name or names.

            3. To purchase, hold, use, sell, exchange, dispose of, improve, lease, rent, mortgage and encumber real and

                                  Exhibit 12-A
                                   Page 2 of 6

BOOK 54 PAGE 1008

     BOOK  17 PAGE 716

personal property of every kind and character.

            4. To borrow money and to make, accept, endorse, execute and issue notes, bonds, debentures and other obligations, without limit, and to secure the same; and to endorse, sell, discount, pledge, finance and turn to account in every manner whatsoever the notes, contracts and obligations of others without restrictions.

            5. To employ, hire and appoint corporations, firms and individuals in any and all parts of the world to act as agents for the Corporation in such capacity and on such conditions that may be determined from time to time by the Board of Directors.

            6. To invest and deal with the funds of this Corporation in any manner and to acquire by purchase or otherwise the stocks, bonds, debentures and other securities and obligations of any government, state, municipality, corporation, association or partnership, domestic or foreign, and, while owner of such securities or obligations, to exercise all the rights, powers and privileges of ownership, including, among other things, the right to vote thereon for any and all purposes.

            7. To lend money to other persons, partnerships, associations and corporations secured by a mortgage or other lien on real estate, or pledge or security interest on personal property, or without security, but only to the extent permitted a corporation under the laws of this State.

            8. To do and perform every other act and thing not inconsistent with law which may at any time seen to the Board of Directors to be directly or indirectly appropriate to promote, attain or exercise all of the objects, purposes and powers set

                                  Exhibit 12-A
                                   Page 3 of 3


                                                        BOOK 17 PAGE 717
                                                               BOOK 54 PAGE 1009

forth in this Agreement and conferred by law.

            9. The enumeration in this Agreement of specific objects, purposes and powers shall not be deemed to limit in any manner the general powers of the Corporation conferred by the laws of the State of West Virginia. Each object, purpose and power specified in each clause of this Agreement shall be construed as a wholly independent and separate object, purpose and power and shall not be limited by reference to or inference from any other provision of these Articles of incorporation.

      IV. Provisions for the regulation of the internal affairs of the Corporation are;

            1. The Corporation shall indemnify each member of the Board of Directors and each officer of the Corporation now or hereafter serving as such, who was, is or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including an action by, or in the right of, the Corporation), by reason of the fact that he is or was a member of the Board of Directors, officer, or agent of the Corporation or is or was serving at the request of the Corporation as a member of the Board of Directors, officer or agent of another corporation, partnership, joint venture, trust or other enterprise.

            2. Said indemnification shall be against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the aforementioned individuals in connection with such action, suit or proceeding, including any appeal thereof, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Corporation.

                                  Exhibit 12-A
                                   Page 4 of 6


BOOK 54 PAGE 1010
BOOK 17 PAGE 718

            3. No indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged in such action, suit or proceeding to be liable for gross negligence or wilful misconduct in the performance of his duties to the Corporation, except to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper. Indemnity with respect to any criminal action or proceeding will be provided only when the member of the Board of Directors or officer had no reasonable cause to believe his act was unlawful.

            4. The amount paid to any member of the Board of Directors, officer or agent of the Corporation by way of indemnification shall not exceed the actual, reasonable and necessary expenses incurred in connection with the matter involved. The foregoing right of indemnification shall be in addition to, but not exclusive of, any other right to which such member of the Board of Directors or officer of the Corporation may otherwise be entitled by law.

      V. The amount of the total authorized capital stock of the Corporation shall be One Hundred Thousand Dollars ($100,000.00) which shall be divided in One Thousand (1,000) shares of the par value of One Hundred Dollars ($100.00) each.

      VI. The full name and address of the incorporator and the number of shares of stock subscribed for by him are as follows:

                                  Exhibit 12-A
                                   Page 5 of 6


                                                        BOOK 54 PAGE 1011
                                                              BOOK   17 PAGE 719

      NAME                          ADDRESS                     NO. OF SHARES
      ----                          -------                     -------------
Scott E. Wilson               P.0. BOX 1716                           10
                              Clarksburg, WV 26302-1716

      VII. The existence of this Corporation is to be perpetual.

      VIII. The address of the initial registered office of the Corporation is Route 1, Box 84A, Buckhannon, Upshur County, West Virginia, 26201, and the name of its initial registered agent at such address is Richard R. Hoffman.

      IX. The number of directors constituting the initial Board of Directors of the Corporation is three and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successor or successors are elected and shall qualify are:

             NAME                          ADDRESS
             ----                          -------
       John L. Schwager                    200 West Main Street
                                           Clarksburg, WV 26301

       Richard R. Hoffman                  Route 1, Box 84A
                                           Buckhannon, WV 26201

       Bridget D. Furbee                   200 West Main Street
                                           Clarksburg, WV 26301

      X. Notice or process shall be sent to Richard R. Hoffman, Route 1, Box 84A, Buckhannon, Upshur County, West Virginia, 26201.

      THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, does make and file this ARTICLES OF INCORPORATION, and has accordingly hereunto set his hand and seal this 15th day of March, 1993.

                                            /s/  Scott E.  Wilson         (SEAL)
                                            ------------------------------------
                                                 Scott E.  Wilson

                                  Exhibit 12-A
                                   Page 6 of 6

          BOOK 54 PAGE 1012
     BOOK  17 PAGE 720

STATE OF WEST VIRGINIA    )
                          (    TO-WIT:
COUNTY OF HARRISON        )

            I, Judy M. Osborn , a Notary Public of the said County of Harrison, do certify that Scott E. Wilson, whose name is signed to the writing above, bearing date the 15th day of March, 1993, has this day acknowledged the same before me in my said county.

            Given under my hand this 15th day of March, 1993.


[NOTARY PUBLIC SEAL]                 /s/ Judy M. Osborn
                                     ------------------------
                                      NOTARY PUBLIC

                                    March 24, 2002
                                    -------------------------


          This instrument was prepared by:

                WATERS, WARNER & HARRIS
                Scott E. Wilson
                701 Goff Building
                P. 0. Box 1716
                Clarksburg, West Virginia, 26302


[ STAMP]


                            STATE OF WEST VIRGINIA, County of Upshur, To-Wit:
[STAMP]                          I, Debbie Thacker Wilfong, Clerk of the County
                            Commission of said County, do hereby certify that the foregoing writing, with certificate thereto annexed, was this day produced to me in my office and duly admitted to record.
                                 Witness my hand,

                                                      /s/ Debbie Thacker Wilfong

                                                                          Clerk
                            ----------------------------------------------------